Exhibit 99.1

MGM RESORTS WELCOMES NBCUNIVERSAL EXECUTIVE DONNA LANGLEY
TO BOARD OF DIRECTORS

LAS VEGAS (March 12, 2025) - MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today appointed Dame Donna Langley, Chairman of NBCUniversal Entertainment & Studios, to the Company’s Board of Directors. Langley becomes the 13th member of the board.

Langley leads greenlight decisions across NBCUniversal with full oversight of all entertainment programming and marketing across Peacock, Bravo and NBC, including primetime and late night. She continues to spearhead global creative strategy, business operations, production, acquisitions and distribution for the portfolio of award-winning Film and Television Studios.

“Donna will be a tremendous asset to the board and to the Company as it continues pursuing its vision to be the world’s premiere gaming entertainment company,” said Paul Salem, Chair of the MGM Resorts board of directors. “Her entertainment background and experience, especially in areas like content strategy, programming, distribution and marketing, will be invaluable as she offers her guidance to the Company and its leaders.”

MGM Resorts CEO & President Bill Hornbuckle added: “We welcome Donna to our board and look forward to leveraging her deep and valuable experience in the entertainment space as we continue developing and producing our own proprietary sports and entertainment content for our guests. Donna is globally recognized as an innovative and influential leader with a special skill for reshaping industries, invigorating brands and leading organizations through change. She will be a tremendous asset to our executive team at MGM Resorts.”

Langley was most recently recognized by CNBC’s Changemakers, and in 2024 by TIME Magazine as one of its “100 Most Influential People” and by Fortune Magazine as one of its “100 Most Powerful Women in Business.” She was also recognized by CNN as one of its “Risk Takers,” by Business Insider as one of “10 People Transforming Business,” and was named to Hollywood Reporter’s “Entertainment Power 100.” Langley was awarded a Dame Commander of the Most Excellent Order of the British Empire (DBE) title by the late Queen in her 2020 New Year’s Honour List.

“MGM Resorts is the global leader across gaming, hospitality and live entertainment,” said Langley. “Joining their board as they continue to ideate and innovate on best-in-class experiences for multi-generational audiences is an exciting challenge I’m delighted to take on with my fellow board members and the incredible management team.”
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ABOUT MGM RESORTS INTERNATIONAL
MGM Resorts International (NYSE: MGM) is an S&P 500® global gaming and entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 31 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company's 50/50 venture, BetMGM, LLC, offers sports betting and online gaming in North America through market-leading brands, including BetMGM and partypoker, and the Company's subsidiary, LV Lion Holding Limited, offers sports betting and online gaming through market-leading brands in several jurisdictions throughout Europe. The Company is currently pursuing targeted expansion in Asia through an integrated resort development in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on X as well as Facebook and Instagram.

Forward Looking Statements:

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "could," "may," "will," "should," "seeks," "likely," "intends," "plans," "pro forma," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. The Company has based forward-looking statements on management's current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company's expectations regarding the execution of its gaming and entertainment strategy. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and the Company may not be able to realize them. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to the economic and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.